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                                                                     EXHIBIT 8.1

C  L  I  F  F  O  R  D                              CLIFFORD CHANCE US LLP
C  H  A  N  C  E
                                                    200 PARK AVENUE
                                                    NEW YORK NY 10166 0153

                                                    TEL +1 212 878 8000
                                                    FAX +1 212 878 8375
                                                    www.cliffordchance.com

October 9, 2003

Municipal Mortgage & Equity, LLC
218 North Charles Street, Suite 500
Baltimore, Maryland  21201

Ladies and Gentlemen:

We have acted as special counsel to Municipal Mortgage & Equity, LLC ("MuniMae") in connection with the prospectus supplement dated October 8, 2003 (the "Prospectus Supplement") to the prospectus dated October 1, 2003, included in MuniMae's Registration Statement on Form S-3 (File No. 333-107277) (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission, with respect to the public offering of 3,150,000 of its common shares (the "Common Shares").

We hereby confirm that, although the discussions in the Prospectus Supplement under the captions "Risk Factors -- The value of the common shares and MuniMae's ability to make distributions depend on the application of tax laws" and "Federal Income Tax Considerations" do not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership and disposition of the Common Shares, such discussions, insofar as they constitute summaries of matters of law or legal conclusions, and based on the assumptions and subject to the qualifications and limitations set forth therein, are correct in all material respects. No opinion is expressed on matters other than those specifically referred to herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the captions "Risk Factors -- The value of the common shares and MuniMae's ability to make distributions depend on the application of tax laws" and "Federal Income Tax Considerations" in the Prospectus Supplement.

Very truly yours,

/s/ Clifford Chance US LLP